EXHIBIT 23.2

CONSENT OF MOSS ADAMS LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 Registration Statement (Form S-8), pertaining to the following registration statements of RadNet, Inc. (the “Company”), of our report dated April 17, 2007, relating to the consolidated financial statements and financial statement schedule as of December 31, 2006 and October 31, 2006, and for the two month period ended December 31, 2006, and for each of the two years in the period ended October 31, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), included in the Annual Report of RadNet, Inc. (Form 10-K) for the year ended December 31, 2007.

•	Registration Statement on Form S-8 (No. 333-61876) pertaining to the 2000 Long-Term Incentive Plan of Primedex Health Systems, Inc.;
•	Registration Statement on Form S-8 (No. 333-143652) pertaining to the 2006 Equity Incentive Plan of RadNet, Inc.; and
•
Registration Statement on Form S-8 (No. 333-153228) pertaining to 2006 Equity Incentive Plan of RadNet, Inc.; the Warrant To Purchase Shares Of Common Stock between RadNet, inc. and Derek Bomar, dated January 8, 2007, the Warrant To Purchase Shares Of Common Stock between Primedex Health Systems, Inc. (“Primedex”) and Derek Bomar, dated October 20, 2005, the Warrant To Purchase Shares Of Common Stock between Primedex and June W. Chen, dated March 14, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and John V. Crues, dated June 7, 2005, the Warrant To Purchase Shares Of Common Stock between Primedex and Lawrence L. Levitt, dated March 28, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and Lawrence L. Levitt, dated March 14, 2005, the Warrant To Purchase Shares Of Common Stock between Primedex and Jeffrey L. Linden, dated April 28, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and Judith G. Rose, dated June 7, 2005, the Warrant To Purchase Shares Of Common Stock between Primedex and Mark Stolper, dated July 30, 2004, the Warrant To Purchase Shares Of Common Stock between Primedex and Mark Stolper, dated July 30, 2004, the Warrant To Purchase Shares Of Common Stock between Primedex and Mark Stolper, dated March 1, 2004, the Warrant To Purchase Shares Of Common Stock between Primedex and Mark Stolper, dated July 11, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and David L. Swartz, dated March 28, 2006, the Warrant To Purchase Shares Of Common Stock between Primedex and David L. Schwartz, dated July 8, 2005, and the Warrant To Purchase Shares Of Common Stock between Primedex and David L. Schwartz, dated March 1, 2004.

/s/  Moss Adams LLP

Los Angeles, California
August 29, 2008